EXHIBIT 99.1

Edge Petroleum Provides Second Quarter 2008 Operations Update

HOUSTON, July 31, 2008 (PRIME NEWSWIRE) -- Edge Petroleum Corporation (Nasdaq:EPEX) (Nasdaq:EPEXP) today reported on its operating activities through the end of the second quarter. Edge logged 14 wells during the first half of the year with an apparent success rate of 100%, while fully engaged in its evaluation of strategic alternatives in addition to operating at a reduced capital expenditure level. One additional well, the Chapman Ranch #19, not included in the well count above, was spud during the first quarter but was temporarily abandoned after experiencing an underground flow before reaching the planned total depth. Current expectations are to drill an additional 13 to 15 wells during the second half of 2008.

For the first half of 2008, estimated production is 9.7 Bcfe or an average daily rate of approximately 53 MMcfe. Estimated production for the second quarter is 4.3 Bcfe or an average daily rate of approximately 47 MMcfe. Disposition of properties late in the first quarter resulted in the loss of approximately 2 MMcfe per day. Current expectations are for full year 2008 production to average 47 to 49 MMcfe per day.

Four of the six wells logged in the second quarter were drilled in Edge's Flores-Bloomberg field in south Texas, where it expects to maintain at least a one rig drilling program until the multi-pay resource potential has been fully exploited in the field. The field produces from 12 different horizons with two to three typically found productive in any given well. Three of the four wells (Edge operated W.I. 50% to 100%) drilled during the second quarter have been completed and brought online at initial gross production rates ranging from 3 MMcfe per day to over 4 MMcfe per day. The fourth Flores-Bloomberg well, the Bloomberg #73 (Edge operated W.I. 48.1%, NRI 42.9%), is currently in the process of being completed in the first of three apparent pay zones that have been logged in the well. The Company's ongoing recompletion program has also yielded positive results with recent recompletions on three wells in the Flores-Bloomberg field (Edge operated W.I. 33% to 50%) coming online at gross rates of 1.8 MMcfe per day to 3.7 MMcfe per day. Since the end of the second quarter, one additional well has been logged in the field, the Slick State B#5 (Edge operated, W.I. 50%, NRI 38%), and completion operations have begun in the first of three apparent pay zones. Currently, the Samano East GU #1 (Edge operated, W.I. 31.2%, NRI 22.4%), a projected 11,000 foot test, is drilling. Edge's drilling, workover and recompletion program since acquiring the field in early 2007, has resulted in an increase in gross production from 26.3 MMcfe per day to a current rate of 40.7 (13.9 net) MMcfe per day. The Texas Railroad Commission has recently approved down spacing in the Flores-Bloomberg field which will enable Edge to more efficiently develop this highly compartmentalized complex.

Also in south Texas, Edge and its partner have and continue to acquire leases and/or options on identified leads in the El Sauz project area, where a planned 3-D seismic program covering approximately 140 square miles is scheduled to be completed by the end of this year. Edge, with its 50% working interest, is operating the seismic acquisition program.

In southeast New Mexico, Edge recently placed the Prairie Fire #1 (Edge operated W.I. 50.8%, NRI 38.6%) on compression, increasing the production rate from 4.5 MMcfe per day to over 6 MMcfe per day. Two wells were logged in this area during the second quarter. The Prairie Fire #2 (Edge operated, 33.3% W.I., 24.2% NRI), which encountered only one of the three Morrow pay zones found in the Prairie Fire #1, has been completed and is currently shut-in waiting on installation of a flowline to connect the well to sales. The Pure Federal #4 (Edge W.I. 18.8%, NRI 14.1%) in the Red Lake area of southeast New Mexico was also drilled and completed during the second quarter, and encountered five pay zones in the shallow oil bearing San Andres, Premier, Grayburg, Queen and Yates intervals. The San Andres has been completed for 14 barrels of oil per day and efforts are underway to complete in the Premier and commingle the two zones with perhaps one of the other logged pays before going to full production. Current plans are to drill up to four additional wells in the Red Lake area during the second half of 2008. One additional well is currently drilling in southeast New Mexico, the South Lovington #1 (Edge operated W.I. 56.8%, NRI 42.6%). This well, with a proposed total depth of 12,800 feet, will test the Wolfcamp, Strawn and Devonian sections.

In the Fayetteville Shale play in Arkansas, we are seeking approval from the Arkansas Oil & Gas Commission to re-inject produced water in an existing well with the expectation of bringing three shut in wells with working interests from 80% to 100% back online. We also plan to participate with our partners in the drilling of at least two to three wells, which are near an area where a number of recent wells have been completed with initial rates in excess of 2 MMcfe per day.

Edge plans to release second quarter financial earnings on Monday, August 11, 2008, followed by a conference call and webcast on Tuesday, August 12, 2008 at 10:00 a.m. CDT, to discuss operations and financial results. Interested parties may participate by calling Toll Free: 877-419-6598, or Toll: 719-325-4912, using conference ID 4779591, or logging onto the web at http://investor.shareholder.com/media/eventdetail.cfm?mediaid=32786&c=EPEX&mediakey=4F87B36B5ECC25DBC97D9F249BD0A4B2&e=0.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock and preferred stock are listed on the NASDAQ Global Select Market under the symbols "EPEX" and "EPEXP," respectively.

The Edge Petroleum Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3537

Statements regarding production volumes, drilling activity, capital programs, future growth, production rates, resource potential, working interest levels, upside potential, regulatory approvals, and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, effects, timing and completion of pending transactions, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation, effects and risks of acquisitions, the ability of the company to meet its stated business goals, results of assessment process, actions by third parties, market conditions and other factors detailed in Risk Factors and other sections of the Company's most recent Form 10-K and other filings with the SEC.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as unrisked resource potential that the SEC's guidelines strictly prohibit us from including in filings with the SEC. These terms include reserves with substantially less certainty, and no discount or other adjustment is included in the presentation of such reserve numbers. You are urged to consider closely the disclosure in our Form 10 K, File No. 0-22149, available from us at 1301 Travis, Suite 2000, Houston, Texas 77002. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

CONTACT:  Edge Petroleum Corporation
          John O. Tugwell, Chief Operating Officer
          (713) 654-8960